UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 21 2007 (May 14, 2007)

GLOBALSANTAFE 401(K) SAVINGS PLAN

(Exact name of registrant as specified in charter)

Not applicable	1-14634	98-0108989
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive, Houston, Texas	77079-4101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

This Current Report on Form 8-K relates solely to the GlobalSantaFe Corporation 401(k) Savings Plan (the “Plan”).

The partners of UHY Mann Frankfort Stein & Lipp CPAs, LLP (“UHYMF”), the independent registered public accounting firm of the Plan, have announced that they were joining UHY LLP. UHY LLP is the independent registered accounting firm with which UHYMF has an affiliation. UHY LLP is a legal entity that is separate from UHYMF.

On May 14, 2007, UHYMF advised the Plan that it has ceased to provide audit services to the Plan and, thus, had resigned as the independent registered public accounting firm of the Plan. None of the reports of UHYMF on the Plan’s financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. UHYMF did not report on the financial statements of the Plan for any subsequent interim period.

During the two most recent fiscal years of the Plan and any subsequent interim periods through the date of this report, there were no disagreements with UHYMF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of UHYMF, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

UHYMF has been provided with a copy of these disclosures in response to Item 304(a) of Regulation S-K in connection with the filing of this report. A copy of the letter of UHYMF to the Securities and Exchange Commission stating its agreement with such disclosures is filed as Exhibit 16.1 hereto.

On May 14, 2007, UHY LLP was engaged as the Plan’s independent registered public accounting firm for the plan’s fiscal year ending December 31, 2006. The engagement of UHY LLP was approved by the Audit Committee of the Board of Directors of GlobalSantaFe Corporation. During the Plan’s two most recent fiscal years or subsequent interim periods, the Plan has not consulted with UHY LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements, nor did UHY LLP provide advice to the Plan, either written or oral, that was an important factor considered by the Plan in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Plan’s two most recent fiscal years or subsequent interim periods, the registrant has not consulted with UHY LLP on any matter that was the subject of a disagreement or reportable event.

Item 9.01.	Financial Statements and Exhibits

The exhibit to this report is as follows:

Exhibit No.	Description
16.1	Letter from UHY Mann Frankfort Stein & Lipp CPAs, LLP dated June 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE 401(k) SAVINGS PLAN

Date: June 21, 2007	By:	/s/ Cheryl D. Richard
Cheryl D. Richard
Chairman of GlobalSantaFe Administrative Committee

Index to Exhibits

Exhibit Number	Description
16.1	Letter of UHY Mann Frankfort Stein & Lipp CPAs, LLP dated June 21, 2007.